UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 28, 2006
LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of incorporation) Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2006, Stanley G. Pijor and David M. Koethe each informed the Board of Directors of LNB Bancorp, Inc. (the “Corporation”) that they had decided to retire as directors of the Corporation and therefore will not be standing for re-election to the Board of Directors of the Corporation at the 2007 Annual Meeting of Shareholders. Each of Mr. Pijor and Mr. Koethe will continue to serve as directors of the Corporation until the date of the Annual Meeting.
Mr. Pijor is a former Chairman of the Board and CEO of LNB Bancorp, Inc. and The Lorain National Bank. He served as CEO of the Corporation from 1975 to 1994. He has served on the Board of Directors since 1983 and as Chairman from 1995 until 2004.
Mr. Koethe has served as a director of LNB Bancorp, Inc. since 1983. Mr. Koethe has provided valuable service to the Corporation over this period, most recently as a member of the Governance Committee of the Board of Directors.
The Board of Directors of LNB Bancorp, Inc. expresses its sincere appreciation for their years of service.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)

Date 11/30/2006	/s/ Terry M. White

Terry M. White Chief Financial Officer